Exhibit 10.3

CERTIFICATE OF DESIGNATION

OF THE

SERIES C PREFERRED STOCK

OF

HUMBL, INC.

It is hereby certified that:

1. The name of the corporation is HUMBL, Inc. (the “Corporation”).

2. The Certificate of Incorporation of the Corporation designates 12,500,000,000 shares of Common Stock, $0.00001 par value, and 10,000,000 shares as Preferred Stock, $.00001 par value, 7,000,000 of which have been designated as Series A Preferred Stock and 570,000 of which have been designated as Series B Preferred Stock.

3. The Certificate of Incorporation expressly vests in the Board of Directors of the Corporation the authority to provide, out of the unissued shares of preferred stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional, or other special rights, if any, and any qualifications, limitations, or restrictions thereof, of the shares of such series.

4. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series C issue of Preferred Stock:

RESOLVED, that the Board of Directors hereby fixes and determines the designation of the number of shares and the rights, preferences, privileges, and restrictions relating to the Series C Preferred Stock:

(a) Designation. The series of Preferred Stock created hereby shall be designated the Series C Preferred Stock.

(b) Authorized Shares. The number of shares of Series C Preferred Stock shall be 20,000 shares.

(c) Dividends. The Series C Preferred Stock shall not be entitled to receive any dividend.

(d) Liquidation Rights.

1. Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (each, a “Liquidation Event”), before any distribution or payment shall be made to the holders of any Common Stock, and after the distribution or payment to the Series A Preferred Stock and Series B Preferred Stock, in accordance with their respective terms, the holders of Series C Preferred Stock shall be entitled to receive an amount per share equal to the sum of the Initial Issuance Price (as defined below) applicable to such Series C Preferred Stock for each outstanding share of Series C of Preferred Stock plus any declared but unpaid dividends on such share (the “Liquidation Preference”). For purposes of this Certificate, “Initial Issuance Price” shall mean $1,000 per share (as adjusted for stock splits, stock dividends, recapitalizations, and similar transactions with respect to such series of Preferred Stock after the date of this Certificate). If, upon any Liquidation Event, the assets of the Corporation shall be insufficient to make payment in full to the holders of Series C Preferred Stock of the applicable Liquidation Preference, then such assets shall be distributed among the holders of Series C Preferred Stock at the time outstanding, ratably in proportion to the full preferential amounts to which they would otherwise be entitled.

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(i) Unless holders of a majority of the outstanding shares of Series C Preferred Stock shall elect otherwise by a majority affirmative vote or by a majority written consent, each of the following (each, a “Change of Control”) shall be deemed to be a Liquidation Event: (A) the closing of the sale, transfer or other disposition of all or substantially all of the Corporation’s assets, (B) the consummation of a merger, reorganization, consolidation or share transfer which results in the voting securities of the Corporation outstanding immediately prior thereto or the voting securities issued with respect to the voting securities of the Corporation outstanding immediately prior thereto representing immediately thereafter less than a majority of the combined voting power of the voting securities of the Corporation or such surviving or acquiring entity outstanding immediately after such merger, reorganization, consolidation or share transfer or (C) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Corporation’s securities), of the Corporation’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Corporation (or the surviving or acquiring entity).

2. Remaining Assets. After the payment to (i) the Series A Preferred Stock and Series B Preferred Stock, in accordance with their respective terms, and (ii) the full Liquidation Preference, as applicable, as set forth in Section 1 above, the assets of the Corporation legally available for distribution to the Shareholders, if any, shall be distributed ratably to the holders of the Common Stock based on the number of shares of Common Stock held by each holder of Common Stock.

3. Valuation of Consideration. If the consideration received by the Corporation is other than cash in connection with any of the events set forth above, its value will be deemed its “Fair Market Value” as determined in good faith by the Board of Directors. Fair Market Value of any securities shall be determined as follows:

(i) If traded on a U.S. national securities exchange or an over-the-counter market, the closing price of the stock as of the day of determination (or, if such day is not a trading day in the principal securities market or markets for such stock, on the nearest preceding trading day), as reported with respect to the market (or the composite of markets, if more than one) in which shares of such stock are then traded, or, if no such closing prices are reported, on the basis of the mean between the high bid and low asked prices that day on the principal market or quotation system on which shares of such stock are then quoted, or, if not so quoted, as furnished by a professional securities dealer making a market in such stock selected by the Board; or

(ii) If at any time such security is not listed on any U.S. national securities exchange or traded on an over-the-counter market, the Fair Market Value shall be the fair value thereof, as determined by the Board of Directors.

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4. Notice of Liquidation Event. The Corporation shall give each record holder of Series C Preferred Stock written notice of any impending Liquidation Event no later than ten calendar days prior to the Shareholders’ meeting called to approve such transaction, or ten calendar days prior to the closing of such Liquidation Event, whichever is earlier, and shall also notify such holders in writing promptly upon the final approval of such Liquidation Event. The first of such notices shall describe the material terms and conditions of the impending Liquidation Event (including, without limitation, the amount of proceeds to be paid to each share in connection with the Liquidation Event) and the provisions of this Section 4, and the Corporation shall thereafter give such holders prompt notice of any material changes. The Liquidation Event shall in no event take place sooner than ten calendar days after the Corporation has given the first notice provided for herein or sooner than five calendar days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the shares of outstanding Series C Preferred Stock that are entitled to such notice rights or similar notice rights.

5. Effect of Noncompliance. In the event the requirements of Section 4 are not complied with, the Corporation shall forthwith either cause the closing of the transaction to be postponed until such requirements have been complied with, or cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series C Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 4 hereof.

(e) Voting Rights. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series C Preferred Stock shall have no voting rights.

(f) Protective Provisions. At any time when shares of Series C Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, amend, alter, or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences, or rights of the Series C Preferred Stock, without (in addition to any other vote required by law or the Certificate of Incorporation) the written consent or affirmative vote of the holders of at least 50% of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

(g) Conversion Rights. The Series C Preferred Stock shall be convertible into Common Stock, as follows:

1. Automatic Conversion. Upon such time as the Corporation shall become listed for trading on a U.S. national securities exchange (an “Uplist”), the Series C Preferred Stock shall automatically convert into shares of the Corporation’s Common Stock at a conversion rate equal to a 25% discount to the Public Offering (defined herein) price, if the Uplist occurs in connection with an underwritten effective registration statement registering the offer and sale of the Corporation’s Common Stock under the Securities Act of 1933, as amended (a “Public Offering”); or, in the event that the Uplist occurs without a Public Offering, then the conversion rate shall be at a 25% discount to the opening trading price on such U.S. national securities exchange. In connection with a Public Offering, each holder hereby consents to a cutback and/or lockup not to exceed 180 calendar days of its as-converted Common if such cutback and/or lockup is required by the underwriter(s) of such Public Offering.

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2. Voluntary Conversion. After the two year anniversary of the issuance of any share of Series C Preferred Stock, and provided that an Uplist has not been consummated, the holder may convert their shares of Series C Preferred Stock, at their sole and absolute discretion, into shares of Common Stock at the then Fair Market Value of the Common Stock.

3. Conversion Procedure. The holder shall effect conversions by surrendering the certificate(s) representing the Series C Preferred Stock to be converted to the Corporation, together with a form of conversion notice satisfactory to the Corporation, which shall be irrevocable (a “Conversion Notice”).

4. Issuance of Certificates; Time Conversion Effected. Promptly, but in no event more than five trading days, after the receipt of the Conversion Notice referred to in Section 3 and surrender of the Series C Preferred Stock certificates (if required), the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of common stock into which such shares of Series C Preferred Stock have been converted. In the alternative, if the Corporation’s transfer agent is a participant in the electronic book transfer program, the transfer agent shall credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder’s or its designee’s balance account with the depository trust company. Such conversion shall be deemed to have been effected, and the Conversion Date shall be deemed to have occurred, on the date on which such Conversion Notice shall have been received by the Corporation and at the time specified stated in such Conversion Notice, which must be during the calendar day of such notice. If the holder is converting fewer than all of the shares of Series C Preferred Stock represented by the certificate tendered, the Corporation shall follow the procedure set forth in this Section 4 to deliver to the holder a new certificate or electronic book entry representing the Series C Preferred Stock not converted.

5. Adjustments on Stock Splits, Dividends and Distributions. If the Corporation, at any time while any Series C Preferred Stock is outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue reclassification of shares of any Common Stock shares of capital stock of the Corporation, then immediately after such date of such dividend, subdivision, combination, or reclassification, the number of shares of Series C Preferred Stock held shall be appropriately adjusted so that the holder of any shares of Series C Preferred Stock thereafter converted shall be entitled to receive the number of shares of Comon Stock which they would have owned immediately following such action had such shares of Series C Preferred Stock been converted immediately prior thereto.

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6. Adjustments on Reclassifications, Consolidations and Mergers. In case of reclassification of the Common Stock, any consolidation or merger of the Corporation with or into another person, the sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each holder of Series C Preferred Stock then outstanding shall have the right thereafter to convert such Series C Preferred Stock only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Series C Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder the right to receive the securities or property set forth in this Section 6 upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers, or share exchanges.

7. Fractional Shares; Issuance Expenses. Upon a conversion of Series C Preferred Stock, the Corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock or Series C Preferred Stock, but shall issue that number of shares of Common Stock rounded up to the nearest whole number. The issuance of certificates for shares of Common Stock or Series C Preferred Stock upon conversion of Series C Preferred Stock shall be made without charge to the holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the holder, and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(g) Reservation of Shares of Common Stock. The Corporation covenants that it will keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Series C Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Series C Preferred Stock, such number of shares of Common Stock as shall be issuable upon the conversion of the outstanding Series C Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding Series C Preferred Stock, the Corporation will take such corporate action necessary to increase its authorized shares of Common Stock to such number as shall be sufficient for such purpose. The Corporation covenants that all shares of Common Stock that shall be so issuable will, upon issue, be duly and validly authorized, issued, fully paid, and non-assessable. The holder of the Series C Preferred Stock may waive this requirement at its discretion,

(h) No Reissuance of Series C Preferred Stock. No shares of Series C Preferred Stock acquired by the Corporation because of redemption, purchase, conversion, or otherwise shall be reissued, and all such acquired shares shall be cancelled, retired, and eliminated from the shares of capital stock which the Corporation shall be authorized to issue.

(i) Redemption. The Series C Preferred Stock shall not be subject to mandatory redemption.

(Signature on Following Page)

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The statements contained in the foregoing were adopted by Resolution of the Board of Directors of the Corporation to create and designate the Series C Preferred Stock and fixing the number, voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof, and upon the effective date of such series, be deemed to be included in and be a part of the Certificate of Incorporation of the Corporation pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware and the Certificate of Incorporation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on October 10, 2023.

By:	Brian Foote
Its:	Chief Executive Officer

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